Exhibit 99

Safe Harbor Statement

This presentation contains statements (including certain projections and business trends) that are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Words such as “believe”, “estimate”, “project”, “plan”, “expect”, “anticipate”, “will”, “intend” and other similar expressions, may identify forward-looking statements.

Actual results may differ materially from those projected as a result of certain risks and uncertainties, many of which are beyond our control, including but not limited to:

•

economic and political changes in global markets where we compete, such as currency exchange rates, inflation rates, interest rates, recession, policies of foreign governments and other external factors we cannot control, and U.S. and local laws affecting our activities abroad and compliance therewith;

•	successful development of advanced technologies and demand for and market acceptance of new and existing products;

•	general global and regional economic, business or industry conditions, including levels of capital spending in industrial markets;

•	the availability, effectiveness and security of our information technology systems;

•	competitive product and pricing pressures;

•	disruption of our operations due to natural disasters, acts of war, strikes, terrorism, or other causes;

•	intellectual property infringement claims by others and the ability to protect our intellectual property;

•	our ability to successfully address claims by taxing authorities in the various jurisdictions where we do business;

•	our ability to attract and retain qualified personnel;

•	the uncertainties of litigation;

•	disruption of our North American distribution channel;

•	the availability and price of components and materials;

•	successful execution of our cost productivity, restructuring and globalization initiatives;

•	our ability to execute strategic actions, including acquisitions and integration of acquired businesses; and

•	other risks and uncertainties, including but not limited to those detailed from time to time in our Securities and Exchange Commission filings.

These forward-looking statements reflect our beliefs as of the date of filing this presentation. We undertake no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Copyright © 2008 Rockwell Automation, Inc. All rights reserved.
2009  Headwinds/Tailwinds
Headwinds
Tailwinds
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Credit market environment
•
Global economic slowdown
•
Currency
•
Business mix
•
Currency
•
Inflation
•
Emerging market growth
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Productivity
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Q4 restructuring
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Share count
Chart 9

Copyright © 2008 Rockwell Automation, Inc. All rights reserved.
2009 Guidance
Note:  As of November 11, 2008
Chart 10
Revenue Growth
Excluding Currency Translation
Currency Translation
Segment Operating Margin
(1)
Diluted EPS
(1)
Free Cash Flow
(2)
(1)
2008 results exclude the impact of special charges
(2)
2009 includes cash outflow related to the Q4 FY08 restructuring charges
2008 Results 2009 Outlook
$3.10 to $3.60 $4.11
- 1% to - 5% 9%
5%
18%
- 5%
15.0% to 16.5%
$458.3M ~90% of Net Income